AFFILIATE AGREEMENT



                               September 11, 1998



 Central Parking Corporation
 2401 21st Avenue South
 Nashville, TN  37212


 Ladies and Gentlemen:

      An Agreement and Plan of Merger, dated as of September 21, 1998 (the "Merger Agreement"), has been entered into by and among Central Parking Corporation ("Central"), a Tennessee corporation, Central Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Central ("Sub"), Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership, AEW Partners, L.P., a Delaware limited partnership, and Allright Holdings, Inc. ("Holdings"), a Delaware corporation. Pursuant to the Agreement, Sub will merge with and into Holdings, Holdings will become a wholly-owned subsidiary of Central and the stockholders of Holdings will become stockholders of Central (the "Merger").

      In accordance with the Agreement, shares of common stock, $0.01 par value per share, of Holdings ("Holdings Common Stock") owned by the undersigned at the Effective Time (as defined in the Agreement) shall be converted into shares of common stock, $0.01 par value per share, of Central ("Central Common Stock") in the manner and in the amounts described in the Agreement.

      The undersigned has been advised that before the Effective Time the undersigned may be deemed to be an "affiliate" of Holding, and after the Effective Time the undersigned may be deemed to be an "affiliate" of Central, as the term "affiliate" is used in, and for purposes of, Accounting Series Releases Nos. 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission thereof or as a waiver of the right of the undersigned to object to any claim that the undersigned is an "affiliate" of Holdings or, after the Effective Time, Central.

      In consideration of the mutual agreements, provisions and covenants set forth in the Merger Agreement and hereinafter in this agreement, the undersigned represents and agrees as follows:

           1. Pooling Requirements. From the date which is 30 days prior to the Effective Time until the earlier of the Effective Time or the termination of the Merger Agreement, except as permitted below, the undersigned will not sell, transfer or otherwise dispose of, or reduce its interest in or risk relating to, any shares of Central Common Stock or Holdings Common Stock presently beneficially owned by the undersigned. In addition, except as permitted below, the undersigned will not (except to a revocable trust of which the undersigned or members of the undersigned's immediate family are the beneficiary) sell, transfer or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, any Central Common Stock issued to the undersigned in the Merger or otherwise beneficially owned by the undersigned until after such time as Central has published (within the meaning of Accounting Series Release No. 135, as amended, of the SEC) in an effective registration statement, an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC, or any publicly disclosed quarterly earnings report or press release or other authorized public disclosure by Central, financial results covering at least 30 days of combined post-Merger operations of Central and Holdings (the "Pooling Holding Period"). Nevertheless, the undersigned understands that the undersigned will be permitted to sell, transfer or otherwise dispose of, or reduce the undersigned's interest in or risk relating to, beginning on the date of this agreement and ending at the expiration of the Pooling Holding Period, an amount of Holdings Common Stock and Central Common Stock not more than the de minimis amount permitted by the SEC in its rules and releases relating to pooling-of-interests accounting treatment, subject to the advance concurrence of Central and Holdings and each of their independent auditors.

           2. Rule 145. (a) Transfer Restrictions. The undersigned will not offer, sell, pledge, transfer or otherwise dispose of any of the shares of Central Common Stock issued to the undersigned in the Merger unless at such time either: (i) such transaction shall be permitted pursuant to the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the undersigned shall have furnished to Central an opinion of counsel, reasonably satisfactory to Central, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that no registration under the Securities Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition; or (iii) a registration statement under the Securities Act covering the proposed offer, sale, pledge, transfer or other disposition shall be effective under the Securities Act.

           (b)  Legend.

                (i) The undersigned understands that all certificates representing Central Common Stock deliverable to the undersigned pursuant to the Merger shall bear a legend substantially as follows:

           "The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in the Affiliate Agreement, dated as of September 11, 1998 by and between the holder of this certificate and Central Parking Corporation, copies of which may be inspected by the holder of this certificate at the offices of Central Parking Corporation, 2401 21st Avenue South, Nashville, Tennessee 37212, or furnished by Central Parking Corporation to the holder of this certificate upon written request and without charge."

                (ii) The undersigned also understands that unless the transfer by the undersigned of shares of Central Common Stock has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, Central reserves the right to put the following legend on the certificates:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended."

      It is understood and agreed that the legends set forth in paragraphs
 (i) and (ii) above shall be removed by delivery of substitute certificates without such legends if the undersigned shall have delivered to Central a copy of a "no action" letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Central, to the effect that such legends are not required for purposes of the Securities Act.

      Central, in its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to the certificates for the shares of Central Common Stock which are required to bear the foregoing legends.

      It is understood and agreed that such legends and the stop orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Central Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Central Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or
 (iii) Central has received either an opinion of counsel, in form and substance reasonably satisfactory to Central, or a "no action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 no longer apply to the undersigned.

           3.   Miscellaneous.

           (a) This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

           (b) This agreement shall be binding on the undersigned's successors and assigns, including his heirs, executors and administrators.

           (c) The undersigned has carefully read this agreement and discussed its requirements, to the extent the undersigned believed necessary, with the undersigned's counsel or counsel for Holdings.

           (d) From and after the Effective Time and for so long as is necessary in order to permit the undersigned to sell the Central Common Stock held by the undersigned pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Central will use its reasonable best efforts to file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, referred to in Rule 144 under the Securities Act, in order to permit the undersigned to sell, transfer or otherwise dispose of the Central Common Stock held by the undersigned pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.


                          Very truly yours,
                          AEW PARTNERS, L.P.


                          By:  AEW/L.P., its general partner

                          By:  AEW, Inc., its general partner


                          By:      /s/  Marc Davidson
                             ------------------------------------------
                             Name: Marc Davidson
                             Title: Vice President


 Accepted:

 CENTRAL PARKING CORPORATION


 By:   /s/ Monroe J. Carell, Jr.
    ------------------------------
    Name: Monroe J. Carell, Jr.
    Title:  Chief Executive Officer and
            Chairman of the Board